Exhibit 99.2

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MID ILLINOIS BANCORP, INC.	Computershare Trust Company, N.A. P.O. Box 43011 Providence, Rhode Island 02940-3011 www.computershare.com/investor

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Tax ID certification on file: <Certified Y/N>
TOTAL SHARES 12345678901234

TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany book-entry shares and certificates, if any, of common stock, $2.50 par value, of Mid Illinois Bancorp, Inc.

This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of March 13, 2017 (the “Merger Agreement”), by and between First Busey Corporation (“First Busey”) and Mid Illinois Bancorp, Inc. (“Mid Illinois”), pursuant to which Mid Illinois will merge with and into First Busey with First Busey as the surviving corporation (the “Merger”). This Election Form permits you to make an election as to the type of consideration (cash and/or First Busey common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of Mid Illinois common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of Mid Illinois common stock held by you in another manner or in another name. To be effective, this Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on [•], 2017, unless extended (the “Election Deadline”), and, with respect to certificated shares, together with the certificate(s) representing all shares of Mid Illinois common stock for which you are making an election and to which this Election Form relates or a Notice of Guaranteed Delivery, and a completed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable. Holders of shares of Mid Illinois common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable.  An election with respect to shares of Mid Illinois common stock held beneficially, including through The Depository Trust Company (“DTC”), must be submitted by your broker, bank or other nominee.

Your Mid Illinois Stock Certificates (if you hold certificated shares):

Locate the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

CURRENCY OF PAYMENT: US DOLLARS

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02NV1A

Complete the box(es) below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, 70% of the shares of Mid Illinois common stock outstanding immediately prior to the completion of the Merger will be converted into First Busey common stock and 30% of the shares of Mid Illinois common stock outstanding immediately prior to the completion of the Merger will be converted into cash. Therefore, there is no assurance that you will receive your election choices. The allocation of the Merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. As described below, subject to the allocation and proration provisions in the Merger Agreement, you may elect to receive Cash Consideration, Stock Consideration, or Mixed Consideration (each as defined below) with respect to your shares of Mid Illinois common stock.

ELECTION CHOICES

I hereby elect to receive the following as consideration in the Merger for my shares of Mid Illinois common stock, subject to proration and adjustment, as calculated in accordance with the Merger Agreement.

ALL STOCK ELECTION (to receive only Stock Consideration)

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Mark this box to elect to receive Stock Consideration with respect to ALL of your Mid Illinois common stock (the stock consideration is fixed at 7.5149 of a share of First Busey common stock (plus cash in lieu of any fractional shares of First Busey common stock) for EACH share of Mid Illinois common stock (the “Stock Consideration”))

ALL CASH ELECTION (to receive only Cash Consideration)

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Mark this box to elect to receive Cash Consideration with respect to ALL of your Mid Illinois common stock (the cash consideration is fixed at $227.94 per share without interest for EACH share of Mid Illinois common stock (the “Cash Consideration”))

MIXED ELECTION (to receive only Mixed Consideration)

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Mark this box to elect to receive a combination of cash and First Busey common stock with respect to ALL of your Mid Illinois common stock (the cash consideration is fixed at $68.38 per share, without interest, and the stock consideration is fixed at 5.2604 of a share of First Busey common stock (plus cash in lieu of any fractional shares of First Busey common stock) for EACH share of Mid Illinois common stock (the “Mixed Consideration”))

NO ELECTION

You will be deemed to have made “NO ELECTION” if:

A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;
B.

A properly completed Election Form together with your stock certificate(s), if you hold certificated shares, or a properly completed Notice of Guaranteed Delivery, is not received by the Exchange Agent on or before the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election before the Election Deadline

You will also be deemed to have made “No Election” with respect to all your shares of Mid Illinois common stock represented by certificates not received by the Exchange Agent by the Election Deadline or pursuant to the procedures set forth in the Notice of Guaranteed Delivery.

IMPORTANT: If you receive the Stock Consideration or Mixed Consideration as Merger consideration, the value of your Merger consideration when received will depend on a price of First Busey common stock at a time after the time you make your election. In particular, if you receive First Busey common stock as Merger consideration, the value of the Stock Consideration or Mixed Consideration will depend on the price per share of First Busey common stock at the time you receive the shares of First Busey common stock. Therefore, the value of any Stock Consideration or Mixed Consideration received as the Merger consideration, when received, may be different than its estimated value at the time you make your election.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above-described shares of Mid Illinois common stock and that when accepted for exchange by First Busey, First Busey will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1, B.2, and B.6.

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction B.6.

Required only if Special Payment and Delivery Form is completed.

Authorized Signature

Name of Firm

Address of Firm – Please Print

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SPECIAL PAYMENT AND DELIVERY FORM

The Merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal, unless instructions are given in the boxes below.

Special Payment and Issuance Instructions	Special Delivery Instructions
(See Instructions B.1, B.2 and B.6)	(See Instructions B.4 and B.6)

To be completed ONLY if the Merger consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

To be completed ONLY if the Merger consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):	Name(s):
(Please Print)	(Please Print)

Address:	Address:

Telephone Number:	Telephone Number: